Exhibit 10.1

Fiscal Year 2006
Executive Bonus Agreement
Pursuant to the 2003 Performance Award Plan
July 1, 2005 — June 30, 2006

Name: [Insert Name]	Job Title: [Insert Job Title]
Effective Date: [Insert Effective Date]
Target Bonus: [Insert]% of Annual Base Pay	Employee ID: [Insert Number]

INTRODUCTION

This guide provides a summary of the Executive Bonus Plan for July 1, 2005 — June 30, 2006.

The plan provides a lump-sum cash payment following the completion of fiscal year 2006 for achievement of annual budgeted operating profit and other goals based on predetermined performance and award schedules.

PERFORMANCE MEASURES

Plan participants are measured on the degree to which the company achieves its budgeted goals during the fiscal year in the following areas:

“Core”

•	Operating Profit

“Multipliers”

•	Average Monthly Student Attrition

•	Annual Student Placement

•	Average Student Satisfaction Score on most recent survey

•	Annual Total Employee Turnover

•	Average Compliance Score on annual compliance audit, as remediated

AWARD DETERMINATION AND SIZE OF AWARDS

The plan operates under a “target award” framework, where participants have a bonus target as a percentage of base pay, and earn awards based on the degree to which performance goals are achieved. Target and Maximum awards are:

Award as % of
Annual Base Pay
Target	Maximum
[Insert]%	[Insert]%

Award calculation is based on a percentage of a participant’s annual base salary in effect at the end of the fiscal year (or, if the participant transfers to another job within the company during the fiscal year, the end of the participant’s employment in this job, as applicable).

1. Award Schedules

•	A plan participant may receive an award for achievement of specific Operating Profit performance goals measured at the end of the fiscal year. We refer to the Operating Profit achievement as the “core” component of the bonus. This “core” component is modified based on achievement of specific “multiplier” performance goals to add to or subtract from the “core” award as specified in the charts below.

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Fiscal Year 2006
Executive Bonus Agreement
Pursuant to the 2003 Performance Award Plan
July 1, 2005 — June 30, 2006

[Insert Job Title]

•	Core Performance Measure:

	% of Operating Profit	% of Target	Award as % of
	Goal Achieved	Award Earned	Annual Base Pay
Maximum	≥ 120.0%	140.0%	[157.5]%
	116.0%	132.0%	[130.1]%
	112.0%	124.0%	[125.7]%
	108.0%	116.0%	[121.3]%
	104.0%	108.0%	[116.9]%
Target	100.0%	100.0%	[112.5]%
	98.0%	83.3%	[45.83]%
	96.0%	66.7%	[36.67]%
	94.0%	50.0%	[27.50]%
	92.0%	33.3%	[18.33]%
	90.0%	16.7%	[9.167]%
	< 90.0%	0.0%	[0.00]%

•	Multipliers:

Student Attrition		Student Placement		Student Satisfaction		Employee Turnover		Compliance Score
Variance	Award		Award	Survey	Award		Award		Award
from Budget	Multiplier	Actual %	Multiplier	Score	Multiplier	Actual %	Multiplier	Score	Multiplier
≤	8.57%	≥	8.57%	≥	8.57%	≤	8.57%	≤	8.57%
	6.86%		6.86%		6.86%		6.86%		6.86%
	5.14%		5.14%		5.14%		5.14%		5.14%
	3.43%		3.43%		3.43%		3.43%		3.43%
	1.71%		1.71%		1.71%		1.71%		1.71%
	0.00%		0.00%		0.00%		0.00%		0.00%
	-2.50%		-2.50%		-2.50%		-2.50%		-20.00%
	-5.00%		-5.00%		-5.00%		-5.00%		-40.00%
	-7.50%		-7.50%		-7.50%		-7.50%		-60.00%
	-10.00%		-10.00%		-10.00%		-10.00%		-80.00%
≥	-12.50%	≤	-12.50%	≤	-12.50%	≥	-12.50%	≥	-100.00%

•	“Core” and “multiplier” awards for performance between levels shown are calculated using interpolation between points.

2. Example

•	Following calculation of the “core” award, the company’s performance on each of the “multipliers” will be used to calculate an increase or reduction to/from the “core” award based on award “multipliers.” The total cash award is calculated by adding or subtracting each “multiplier” to/from the “core” award. For instance, assume the following:

$150,000 in Annual Base Pay

"Core" Performance Measure				"Multiplier" Performance Measures
	% Operating	Award			Variance,
Performance	Profit	as % of			Actual %,	Award
Measurement	Goal	Base			or	Multiplier			Total
Period	Achieved	Pay	Award $	"Multiplier"	Score	x "Core"	Award $		Award $
Fiscal Year	[108.0]%	[121.30]%	$181,950	Student Attrition		3.43%		$6,241
				Student Placement		-2.50%	-$	4,549
				Student Satisfaction		3.43%		$6,241
				Employee Turnover		5.14%		$9,352
				Compliance Score		0.00%		$0
“Core” Award		[121.30]%	$181,950	Total "Multiplier" Award		9.50%		$17,285	$199,235

“Core” Award = 121.3% of Base Pay, or $181,950.
Total “Multiplier” Award = 9.50% of “Core” Award, or $17,285.
Total Award = $181,950 plus $17,285 equals $199,235 or 132.8% of Base Pay.

In this example, the participant would receive a “core” award of $181,950, plus and minus each of the award multipliers ($6,241, -$4,549, $6,241, $9,352, and $0) for a total award of $199,235.

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Fiscal Year 2006
Executive Bonus Agreement
Pursuant to the 2003 Performance Award Plan
July 1, 2005 — June 30, 2006

[Insert Job Title]

3.	Pro-Ration of Goals, Performance and Awards. If an employee starts in the position after the start of the fiscal year or leaves the position before the end of the fiscal year but remains employed by the company, goals and performance will be based on the full fiscal year, but awards will be pro-rated based on the number of full calendar months the employee is in the position.

4.	Regulatory Compliance Performance “Gate.” If the schools within the company receive an average compliance audit score of greater than or equal to [Insert] after giving effect to the 60-day remediation period, then the participant will forfeit the entire award, including “multiplier” awards, regardless of performance in other areas.

OTHER INFORMATION

•	Awards are paid within 90 days following the end of the fiscal year.

•	Plan participants must be employed at the time of award payout to receive an award payout.

•	Nothing in this document is to be construed to guarantee its continuation in any future years.

•	This document is not a contract and awards under the plan may be changed or canceled at the company’s discretion.

•	The company’s Board of Directors will make the final decision regarding any disputed bonus calculation or award.

REQUEST FOR PLAN PARTICIPANT SIGNATURE

Please sign and return this document to Corporate Human Resources.

Employee Signature
[Insert Name]

Senior Vice President and General Counsel
Stan Mortensen

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